THIRTEENTH AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE

This Thirteenth Amendment to Consolidated Amended and Restated Master Lease (this “Amendment”) is executed and delivered as of August 1, 2013 by and between STERLING ACQUISITION CORP., a Kentucky corporation (“Lessor”), the address of which is 200 International Circle, Suite 3500, Hunt Valley, MD 21030, and DIVERSICARE LEASING CORP., a Tennessee corporation, the address of which is 1621 Galleria Boulevard, Brentwood, TN 37027.
RECITALS:

A.    Lessee has executed and delivered to Lessor a Consolidated Amended and Restated Master Lease dated as of November 8, 2000, but effective as of October 1, 2000, as amended by a First Amendment to Consolidated Amended and Restated Master Lease dated as of September 30, 2001, a Second Amendment to Consolidated Amended and Restated Master Lease dated as of June 15, 2005, a Third Amendment to Consolidated Amended and Restated Master Lease dated as of October 20, 2006, a Fourth Amendment to Consolidated Amended and Restated Master Lease dated as of April 1, 2007, a Fifth Amendment to Consolidated Amended and Restated Master Lease dated as of August 10, 2007, a Sixth Amendment to Consolidated Amended and Restated Master Lease dated as of March 14, 2008, a Seventh Amendment to Consolidated Amended and Restated Master Lease dated as of October 24, 2008, an Eighth Amendment to Consolidated Amended and Restated Master Lease dated as of March 31, 2009, a Ninth Amendment to Consolidated Amended and Restated Master Lease dated as of May 5, 2009, a Tenth Amendment to Consolidated Amended and Restated Master Lease dated as of September 8, 2009, and a Eleventh Amendment to Consolidated Amended and Restated Master Lease dated as of April 18, 2011, and a Twelfth Amendment to Consolidated Amended and Restated Master Lease dated as of January 22, 2013 (collectively, the “Existing Master Lease”) pursuant to which Lessee leases from Lessor certain healthcare facilities.
B.    Lessor, certain Affiliates of Lessor listed on Exhibit A (the “New Lessor Entities”), and parties listed on Exhibit B (the “New Tenant Entities”) to this Amendment have entered into an Agreement to Enter into Master Lease dated as of the date of this Amendment, pursuant to which certain of the New Tenant Entities shall execute and deliver to the New Lessor Entities a Master Lease (the “New Master Lease”) covering the eleven (11) Facilities located in Arkansas and listed on Exhibit C to this Amendment (the “Arkansas Facilities”).
C.    Lessor and Lessee desire to terminate the Existing Master Lease as to the Arkansas Facilities, and, effective as of such termination, to reduce the Non-Texas Base Rent by Five Million Dollars ($5,000,000), all on the terms and conditions of this Amendment.
D.    Concurrently with the execution of this Amendment, Lessor, Lessee and the New Tenant Entities are entering into that certain Agreement to Fund Certain Improvements (the “Agreement to Fund”), pursuant to which Lessor and Lessee will fund the “Approved Improvements” (as defined in the Agreement to Fund).
NOW THEREFORE, the parties agree as follows:
1.Definitions. Any capitalized term used but not defined in this Amendment will have the meaning assigned to such term in the Master Lease. From and after the date of this Amendment, each reference in the Existing Master Lease or the other Transaction Documents to the “Lease” or “Master Lease” means, as applicable, the Existing Master Lease as modified by this Amendment.
2.    Termination as to Arkansas Facilities. Effective as of, and conditioned upon, the occurrence of the “Commencement Date” under the New Master Lease (the “New Lease Commencement”), (a) the Master Lease is terminated as to the Arkansas Facilities, and only as to the Arkansas Facilities; and (b) Exhibits A-5, A-6, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-15, and A-16 of the Master Lease are amended and restated in its entirety as follows:

Exhibit A-5, A-6, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-15, and A-16

Intentionally Omitted.

Effective as of, and conditioned upon, the occurrence of the New Lease Commencement, Lessee shall be and hereby is released from any further obligations first arising under the Master Lease from and after the New Lease Commencement Date as to the Arkansas Facilities. Notwithstanding the foregoing, the obligations of Lessee under the Master Lease with respect to matters first arising prior to the New Lease Commencement shall survive the termination of the Master Lease as to the Arkansas Facilities. Lessee acknowledges and agrees that the New Lessors, as successors in interest to Lessor, are also indemnified parties under Section 21.1 of the Master Lease; subject, however, to the exclusions for the gross negligence or willful misconduct, and the indemnity obligations, of the Lessor under Section 21.1 of the Master Lease. In addition, Lessor hereby releases Lessee of its obligations under Section 9.1.5 of the Master Lease with respect to any Approved Improvements to the extent funds are disbursed by Lessor (or the New Lessors) pursuant to the Agreement to Fund; provided, however, that such release is limited to the scope of work approved by Lessor (or the New Lessor) in connection with such Approved Improvement.

3.    Non-Texas Base Rent Reduction. Lessor and Lessee acknowledge and agree that, from and after the date of this Amendment, Lessor shall have no further obligation to fund the Improvement Allowance under the Existing Master Lease the with respect to the Non-Texas Facilities. Effective as of, and conditioned upon, the New Lease Commencement, the definition of Non-Texas Base Rent is hereby amended and restated in its entirety as follows:
Non-Texas Base Rent:

(A)     During the Initial Term, the Non-Texas Base Rent shall be:
(1)    For period prior to the New Lease Commencement, the Non-Texas Base Rent as set forth in the Existing Master Lease;
(2)    For the period from the New Lease Commencement thru September 30, 2013, the monthly sum of One Million One Hundred Eight Thousand Five Hundred Sixty Five and 19/100 Dollars ($1,108,565.19), which on an annual basis would be Thirteen Million Three Hundred Two Thousand Seven Hundred Eighty Two and 32/100 Dollars ($13,302,782.32) (the “2013 Annual NTBR”);
(3)     For the Lease Year commencing on October 1, 2013, the product of the 2013 Annual NTBR and One Hundred Three Percent (103%);
(4)    For each of the each of the remaining Lease Years of the first Renewal Term, the product of the Non-Texas Base Rent during the previous Lease Year and and One Hundred Three Percent (103%).

Under no circumstances will the Non-Texas Base Rent in any Lease Year be less than the Non-Texas Base Rent during the preceding Lease Year.
(B)    During the second Renewal Term, the Non-Texas Base Rent shall be:
(1)    For the first Lease Year of the second Renewal Term, the greater of (a) the product of the Non-Texas Base Rent during the last Lease Year of the Initial Term and One hundred Three percent (103%), and (b) the Fair Market Rent for the Facilities other than the Texas Facilities on the first day of such Renewal Term as agreed upon by Lessor and Lessee, or, if prior to the commencement of the Renewal Term they are unable to agree, as determined by an appraisal pursuant to Article XXXII of this Lease; provided, however, that the Non-Texas Base Rent for the first Lease Year of the second Renewal Term shall not exceed one hundred ten percent (110%) of the Non-Texas Base Rent for the Lease Year immediately preceding the commencement of the second Renewal Term; and
(2)    For each of the second (2nd) through the twelfth (12th) Lease Years during the second Renewal Term, the lesser of (i) the Non-Texas Base Rent for the first (1st) Lease Year of the second Renewal Term, increased by a percentage equal to two (2) times the percentage increase in the CPI (if positive) from the commencement date of the second Renewal Term to the Adjustment Date in each of the second (2nd) through twelfth (12th) Lease Years, as applicable (the “Adjustment Date”), and (ii) the product of the Non-Texas Base Rent during the first (1st) Lease Year of the second Renewal Term and the following factor:

Lease Year During Second Renewal Term	Applicable Factor
2	1.030
3	1.061
4	1.093
5	1.126
6	1.159
7	1.194
8	1.230
9	1.267
10	1.305
11	1.344
12	1.384

Under no circumstances will the Non-Texas Base Rent in any Lease Year during the Renewal Term be less than the Non-Texas Base Rent during the preceding Lease Year.
4.    Proceeds to Lessor; OTA; No Prorations with Lessor. All proceeds from the lease of the Arkansas Facilities shall be paid to Lessor. Lessee shall enter into an operations transfer agreement in form and substance reasonably acceptable to Lessee with the new operators of the Arkansas Facilities providing for the proration of revenues and expenses. The operations transfer agreement shall also include such indemnities from and in favor of Lessee as may be customarily included in transactions of this type in form and substance reasonably acceptable to Lessee. Lessee shall prorate all Impositions pursuant to the operations transfer agreement and such proration shall be in full satisfaction of the Lessee’s and Lessor’s obligation to prorate such Impositions pursuant to Section 4.3 of the Master Lease.
5.    Schedule 1 to Amended and Restated Security Agreement. Effective as of, and conditioned upon, the New Lease Commencement, Schedule 1 to the Amended and Restated Security Agreement between Lessee, as debtor, and Lessor, as secured party, is hereby amended and restated by Schedule 1 to this Amendment. After the occurrence of the New Lease Commencement, Lessor will file or record any UCC-3 termination statements necessary to terminate, release or amend, as applicable, any UCC-1 financing statements to extent such financing statements cover the Arkansas Facilities.
6.    Representations and Warranties of Lessee. Lessee hereby represents and warrants to Lessor that (i) it has the right and power and is duly authorized to enter into this Amendment; and (ii) the execution of this Amendment does not and will not constitute a breach of any provision contained in any agreement or instrument to which Lessee is or may become a party or by which Lessee is or may be bound or affected.
7.    Expenses of Lender. Lessee shall pay all reasonable expenses of Lessor incurred in connection with this Amendment, including reasonable attorneys fees and expenses.
8.    Execution and Counterparts. This Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but when taken together shall constitute one and the same Amendment.
9.    Headings. Section headings used in this Amendment are for reference only and shall not affect the construction of the Amendment.
10.    Enforceability. Except as expressly and specifically set forth herein, the Existing Master Lease remains unmodified and in full force and effect. In the event of any discrepancy between the Existing Master Lease and this Amendment, the terms and conditions of this Amendment will control and the Existing Master Lease is deemed amended to conform hereto.
[SIGNATURE PAGES AND ACKNOWLEDGEMENTS FOLLOW]

LESSOR:

STERLING ACQUISITION CORP.,
a Kentucky corporation

By:/s/Daniel J. Booth
Name:    Daniel J. Booth
Title:    Chief Operating Officer

STATE OF MARYLAND    )
COUNTY OF BALTIMORE    )

This instrument was acknowledged before me on the 1 day of August, 2013, by Daniel J. Booth, the COO of STERLING ACQUISITION CORP., a Kentucky corporation, on behalf of said company.

Notary Public, Baltimore County, MD
My commission expires:

LESSEE:

DIVERSICARE LEASING CORP.,
a Tennessee corporation

By:    /s/James R. McKnight, Jr.
Name:    James R. McKnight, Jr.
Title:    EVP & CFO

STATE OF TENNESSEE        )

COUNTY OF WILLIAMSON    )

This instrument was acknowledged before me on the 1st day of August, 2013, by James R. McKnight, Jr., the EVP & CFO of DIVERSICARE LEASING CORP., a Tennessee corporation, on behalf of said company

Notary Public, Tenn. County, Williamson
My commission expires:

The undersigned hereby consent to the transactions contemplated by this Amendment to ratify and affirm their respective Guaranties, Pledge Agreements, Security Agreements, Subordination Agreements and other Transaction Documents, and acknowledge and agree that the performance of the Master Lease and obligations described therein are secured by their Guaranties, Pledge Agreements, Security Agreement, Subordination Agreement and other Transaction Documents on the same terms and conditions in effect prior to this Amendment.
DIVERSICARE HEALTHCARE SERVICES, INC., a Delaware corporation f/k/a Advocat, Inc.

By:    /s/James R. McKnight, Jr.
Name:    James R. McKnight, Jr.
Title:    EVP & CFO

STATE OF TENNESSEE         )

COUNTY OF WILLIAMSON    )

The foregoing instrument was acknowledged before me this 1st day of August, 2013, by James R. McKnight, Jr., who is EVP & CFO of Diversicare Healthcare Services, INC., a Delaware corporation f/k/a Advocat, Inc, on behalf of the corporation, who acknowledged the same to be his or her free act and deed and the free act and deed of the corporation.

Notary Public, Tenn. County, Williamson
My Commission Expires:

DIVERSICARE MANAGEMENT SERVICES CO.,
a Tennessee corporation

By:    /s/James R. McKnight, Jr.
Name:    James R. McKnight, Jr.
Title:    EVP & CFO

STATE OF TENNESSEE         )

COUNTY OF WILLIAMSON    )

The foregoing instrument was acknowledged before me this 1st day of August, 2013, by James R. McKnight, Jr., who is EVP & CFO of DIVERSICARE MANAGEMENT SERVICES CO., a Tennessee corporation, on behalf of the corporation, who acknowledged the same to be his or her free act and deed and the free act and deed of the corporation.

Notary Public, Tenn. County, Williamson
My Commission Expires:

ADVOCAT FINANCE INC.,
a Delaware corporation

By:    /s/James R. McKnight, Jr.
Name:    James R. McKnight, Jr.
Title:    EVP & CFO

STATE OF TENNESSEE         )

COUNTY OF WILLIAMSON    )

The foregoing instrument was acknowledged before me this 1st day of August, 2013, by James R. McKnight, Jr., who is EVP & CFO of ADVOCAT FINANCE INC., a Delaware corporation, on behalf of the corporation, who acknowledged the same to be his or her free act and deed and the free act and deed of the corporation.

Notary Public, Tenn. County, Williamson
My Commission Expires:

STERLING HEALTH CARE
MANAGEMENT, INC., a Kentucky corporation

By:    /s/James R. McKnight, Jr.
Name:    James R. McKnight, Jr.
Title:    EVP & CFO

STATE OF TENNESSEE         )

COUNTY OF WILLIAMSON    )

The foregoing instrument was acknowledged before me this 1st day of August, 2013, by James R. McKnight, Jr., who is EVP & CFO of STERLING HEALTH CARE MANAGEMENT, INC., a Kentucky corporation, on behalf of the corporation, who acknowledged the same to be his or her free act and deed and the free act and deed of the corporation.

Notary Public, Tenn. County, Williamson
My Commission Expires:

DIVERSICARE TEXAS I, LLC

By:    /s/James R. McKnight, Jr.
Name:    James R. McKnight, Jr.
Title:    EVP & CFO

DIVERSICARE BALLINGER, LLC
DIVERSICARE DOCTORS, LLC
DIVERSICARE ESTATES, LLC
DIVERSICARE HUMBLE, LLC
DIVERSICARE KATY, LLC
DIVERSICARE NORMANDY TERRACE, LLC
DIVERSICARE TREEMONT, LLC

BY:    DIVERSICARE TEXAS I, LLC,
its sole member

By:    /s/James R. McKnight, Jr.
Name:    James R. McKnight, Jr.
Title:    EVP & CFO

STATE OF TENNESSEE         )

COUNTY OF WILLIAMSON     )

The foregoing instrument was acknowledged before me this 1st day of August, 2013, by James R. McKnight, Jr., who is EVP & CFO of DIVERSICARE TEXAS I, LLC, on behalf of itself and as the sole member of each of DIVERSICARE BALLINGER, LLC, DIVERSICARE DOCTORS, LLC, DIVERSICARE ESTATES, LLC, DIVERSICARE HUMBLE, LLC, DIVERSICARE KATY, LLC, DIVERSICARE NORMANDY TERRACE, LLC, and DIVERSICARE TREEMONT, LLC, each a Delaware limited liability company, on behalf of the limited liability companies, who acknowledged the same to be his or her free act and deed and the free act and deed of the limited liability companies.

Notary Public, Tenn. County, Williamson
My Commission Expires:

New Lessor Entities

To be formed subsidiaries of Omega Healthcare Investors, Inc. expected to be named as follows:

OHI Asset (AR) Malvern, LLC
OHI Asset (AR) Ash Flat, LLC
OHI Asset (AR) Conway, LLC
OHI Asset (AR) Des Arc, LLC
OHI Asset (AR) Hot Springs, LLC
OHI Asset (AR) Camden, LLC
OHI Asset (AR) Pocahontas, LLC
OHI Asset (AR) Mena, LLC
OHI Asset (AR) Sheridan, LLC
OHI Asset (AR) Walnut Ridge, LLC

New Tenant Entities

Southern Administrative Services, LLC
Polk Operations, LLC
Camden Operations, LLC
Faulkner Operations, LLC
Pines Operations, LLC
Garland Operations, LLC
Prairie Operations, LLC
Sharp Operations, LLC
Lawrence Operations, LLC
Randolph Operations, LLC
Grant Operations, LLC
Hot Spring Operations, LLC
Each an Arkansas limited liability company

Arkansas Facilities

1.	Arbor Oaks Health & Rehab Center (Stillmeadow)	105 Russellville Road, Route 2, Highway 67 South	Malvern	Hot Spring	AR	72104
2.	Ash Flat Nursing & Rehab Center	66 Ozbirn Lane	Ash Flat	Sharp	AR	72513
3.	Conway Health & Rehab Center (Faulkner)	2603 Dave Ward Drive	Conway	Faulkner	AR	72032
4.	Des Arc Nursing & Rehab Center	2216 West Main, P.O. box 143B	Des Arc	Prairie	AR	72040
5.	Garland Nursing & Rehab Center and Apts.	610 Carpenter Dam Road	Hot Springs	Garland	AR	71901
6.	Ouachita Nursing /Pine Manor Apts.	1411 Country Club Road	Camden	Ouachita	AR	71701
7.	Pocahontas Nursing & Rehab Center	105 Country Club Road	Pocahontas	Randolph	AR	72455
8.	Rich Mountain Nursing & Rehab Center	306 Hornbeck	Mena	Polk	AR	71953
9.	Sheridan Nursing & Rehab Center	113 South Briarwood Drive	Sheridan	Grant	AR	72150
10.	The Pines Nursing & Rehab Center	524 Carpenter Dam Road	Hot Springs	Garland	AR	71901
11.	Walnut Ridge Nursing & Rehab Center	1500 West Main	Walnut Ridge	Lawrence	AR	72476

1.	Best Care, Inc.	2159 Dogwood Ridge	Wheelersburg	Scioto	OH	45694
2.	Boone Health Care Center, Inc.	Lick Creek Road, P.O. Box 605	Danville	Boone	WV	25053
3.	Boyd Nursing and Rehab Center	12800 Princeland Drive	Ashland	Boyd	KY	41102
4.	Canterbury Health Center	1720 Knowles Road	Phoenix City	Russell	AL	36867
5.	Carter Nursing & Rehab Center	250 McDavid Boulevard, P.O. Box 904	Grayson	Carter	KY	41143
6.	Elliott Nursing & Rehab Center	Howard Creek Road, P.O. Box 694, Route 32 East	Sandy Hook	Elliott	KY	41171
7.	Hardee Manor Care Center	401 Orange Place	Wauchula	Hardee	FL	33873
8.	Laurel Manor Health Center	902 Buchanan Road, P.O. Box 505	New Tazewell	Claiborne	TN	37825
9.	Laurel Nursing & Rehab Center	HC 75, Box 153, Clinic Road	Ivydale	Clay	WV	25113
10.	Lynwood Nursing Home	4164 Halls Mill Road	Mobile	Mobile	AL	36693
11.	Manor House of Dover	537 Spring Street, P.O. Box 399	Dover	Stewart	TN	37058
12.	Mayfield Rehab and Special Care Center	200 Mayfield Drive	Smyrna	Rutherford	TN	37167
13.	Northside Health Care	700 Hutchins Ave	Gadsden	Etowah	AL	35901
14.	South Shore Nursing & Rehab Center	James Hannah Drive, P.O. box 489	South Shore	Greenup	KY	41175
15.	West Liberty Nursing & Rehab Center	774 Liberty Road, P.O. Box 219, Route 5 Wells Hill	West Liberty	Morgan	KY	41472
16.	Westside Health Care Center	4320 Judith Lane	Huntsville	Madison	AL	35805
17.	Wurtland Nursing & Rehab Center	100 Wurtland Avenue, P.O. Box 677	Wurtland	Greenup	KY	41144

Derwent – 8.1.13    1